PEOPLES BANCORP INC. – P.O. BOX 738 - MARIETTA, OHIO – 45750
                                                      www.peoplesbancorp.com

NEWS RELEASE

FOR IMMEDIATE RELEASE                                                                                                                               Contact:  Mark F. Bradley
April 11, 2008                                                                                                                                                                                                             President and CEO
                                                                                                                                     (740) 373-3155

PEOPLES BANCORP INC. HOLDS
ANNUAL MEETING OF SHAREHOLDERS
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MARIETTA, Ohio – The Annual Meeting of the Shareholders of Peoples Bancorp Inc. (“Peoples”) (Nasdaq: PEBO) was held April 10, 2008, in Marietta, Ohio.
The meeting was well attended and at the meeting, shareholders re-elected Board members Mark F. Bradley, Frank L. Christy, Theodore P. Sauber, and Joseph H. Wesel to serve as directors of Peoples for three-year terms expiring in 2011.
President and Chief Executive Officer Mark F. Bradley reviewed Peoples’ 2007 results of operations and financial performance. Bradley commented during the meeting, “Despite a difficult economic environment, we are pleased to have delivered dividend growth and positive earnings in 2007 for our shareholders.”
Peoples will release first quarter 2008 earnings before the market opens on April 24, 2008, and conduct a facilitated conference call to discuss first quarter results of operations at 11:00 a.m. Eastern Daylight Time on the same date.  Analysts, media and individual investors are invited to participate in the conference call by calling 800-860-2442.  A simultaneous webcast of the conference call audio can be accessed via the Investor Relations section on Peoples’ website, www.peoplesbancorp.com, where a replay will also be available.
Peoples Bancorp Inc., a diversified financial products and services company with $1.9 billion in assets, makes available a complete line of banking, investment, insurance, and trust solutions through 50 locations and 38 ATMs in Ohio, West Virginia and Kentucky.  Peoples’ financial service units include Peoples Bank, National Association; Peoples Financial Advisors (a division of Peoples Bank) and Peoples Insurance Agency, Inc.  Peoples’ common shares are traded on the NASDAQ Global Select Market under the symbol “PEBO”, and Peoples is a member of the Russell 3000 index of US publicly traded companies.  Learn more about Peoples at www.peoplesbancorp.com.

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